SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): October 9, 2001

                  Real Estate Opportunities, Inc.
                        ------------------
      (Exact name of registrant as specified in its charter)

               Colorado		0-28789		  84-1461919
          ---------------         -----------------------  	----------------
(State   or  other  jurisdiction     (Commission              (IRS Employer
of incorporation)                 File Number)           Identification No.)


               3225 East 2nd Avenue, Denver CO    	80206
               --------------------------------------- 		---------
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (303) 393-1600





















FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
Not Applicable

Item 2. Acquisition or Disposition of Assets.
We acquired an exclusive worldwide license for the manufacturing and marketing rights for a hand-held device for measuring and comparing color of objects and light emission. We.
acquired these rights pursuant to a technology license agreement on October 3, 2001.
In addition, the agreement assigned rights to a pending utility patent covering the color technology and application.

The PocketSpec( device is designed to measure on moderately hard surfaces, fabric, computer monitors and painted services. This device takes multiple measurements of the surrounding light level and multiple readings with different intensity and light sources. It will display the closest match or multiple near closest matches to industry standard color tables stored in its data base.

In the October 3, 2001 agreement, Color-Spec
Technologies, Inc., also assigned three pending provisional pending patents which incorporate different applications of the technology in the pending utility patent. Those applications are generally in the area of infrared, ultra-violet, and biomedical technologies.

Color-Spec Technologies, Inc., as an ancillary agreement, entered into a trademark license agreement which allows us the use of the name
PocketSpec( to market the products of Color-
Spec Technologies, Inc.

The license rights are for a ten-year period of time. Color-Spec Technologies, Inc. is a private company controlled by the principal shareholder of our company. The license rights provide for a $75 per unit royalty to Color-
Spec Technologies, Inc. on each unit that is sold. In addition, we assumed development and production expenses and budget previously set aside by Color-Spec Technologies, Inc.
We also issued 700,000 shares of our common stock to Color-Spec Technologies, Inc. in this transaction.

We filed for a trade name on October 3, 2001.
The trade name is PocketSpec Technologies Inc.
We now operate a website under the name of www.pocketspec.com.

On August 14, 2001, we had entered into an agreement with an outside organization to sell and convey our Arapahoe County property. Terms of the agreement included a purchase price in the amount of $3,190,000. The closing for the sale was scheduled on or before March 30, 2002.
In September, 2001, we decided to enter into an agreement with Platinum Financial Fund, LLC., which is a control person of ours, to sell our Arapahoe County property. We believed that it was in the best interests of our company to have an earlier cash flow from the property.
Therefore, we took the original purchase price of $3,190,000, subtracted costs which would not be assessed under the new agreement, such as commissions and interest payments, and added back the benefit of having an immediate cash flow from an interest payment to us of $30,000 per month payments starting December 1, 2001 on a promissory note of $644,403 (bearing 6% interest) from Platinum Financial Fund, LLC. As a result, we arrived at a purchase price of $2,800,000. The transaction closed on September
28, 2001.  Platinum Financial Fund, LLC
assumed the obligations to perform the terms and conditions of the August 14, 2001 agreement for the sale of the property.

Item 3. Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant's Certifying
Accountant.
Not Applicable

Item 5.Other Events
Not Applicable

Item 6. Resignation of Registrant's Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma
Financial Information and
Exhibits.
Not Applicable

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Sales of Equity Securities Pursuant to
Regulation S.
Not Applicable



					   SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 9, 2001              Real Estate
Opportunities, Inc.


                      By: /s/ F. Jeffrey Krupka
                             (President)